UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Soliciting Material under §240.14a-12

Desktop Metal, Inc.

(Name of Registrant as Specified in its Charter)

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Desktop Metal, Inc.
NOTICE & PROXY STATEMENT
Annual Meeting of Stockholders
July 27, 2021
11:30 a.m. Eastern time

DESKTOP METAL, INC.
63 3rd AVENUE, BURLINGTON, MA 01803
June 17, 2021
To Our Stockholders:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Desktop Metal, Inc. at 11:30 a.m. Eastern time, on Tuesday, July 27, 2021. In light of the ongoing COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 3 of the proxy statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
/s/ Ric Fulop
Ric Fulop
Chief Executive Officer and Chairman

i

DESKTOP METAL, INC.
63 3rd Avenue, Burlington, MA 01803
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, JULY 27, 2021
The Annual Meeting of Stockholders (the “Annual Meeting”) of Desktop Metal, Inc. Inc., a Delaware corporation (the “Company”), will be held at 11:30 a.m. Eastern time on Tuesday, July 27, 2021. In light of the ongoing COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DM2021 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
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To elect Dayna Grayson, Steve Papa and Bilal Zuberi as Class I directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

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To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

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To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on June 7, 2021 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to investors@desktopmetal.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
/s/ Meg Broderick
Meg Broderick
General Counsel and Secretary
Burlington, Massachusetts
June 17, 2021

ii

Note Regarding Recently Completed Business Combination
On December 9, 2020, we consummated the business combination, or the Business Combination, contemplated by the Agreement and Plan of Merger, or the Merger Agreement, dated August 26, 2020, by and among our company (formerly known as Trine Acquisition Corp.), Desktop Metal Operating, Inc. (formerly known as Desktop Metal, Inc.) and Sparrow Merger Sub, Inc., pursuant to which Sparrow Merger Sub, Inc. merged with and into Desktop Metal Operating, Inc., with Desktop Metal Operating, Inc. becoming our wholly owned subsidiary. Upon the closing of the Business Combination, we changed our name to Desktop Metal, Inc.
Unless otherwise indicated or the context otherwise requires, references in this proxy statement to “we,” “us,” “the company” and “Desktop Metal” refer to the consolidated operations of Desktop Metal, Inc. and its subsidiaries. References to “Trine” refer to the company prior to the consummation of the Business Combination and references to “Legacy Desktop Metal” refer to Desktop Metal Operating, Inc. prior to the consummation of the Business Combination.

iii

DESKTOP METAL, INC.
63 3RD AVENUE
BURLINGTON, MA 01803
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Desktop Metal, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, July 27, 2021 (the “Annual Meeting”), at 11:30 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. In light of the ongoing COVID-19 pandemic], the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DM2021 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of shares of our Class A common stock (our “common stock”), as of the close of business on June 7, 2021 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 255,776,717 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote per share on any matter presented to stockholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2020 (the “2020 Annual Report”) will be released on or about June 17, 2021 to our stockholders on the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JULY 27, 2021
This Proxy Statement and our 2020 Annual Report to Stockholders are available at
http://www.proxyvote.com/
Proposals
At the Annual Meeting, our stockholders will be asked:
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To elect Dayna Grayson, Steve Papa and Bilal Zuberi as Class I directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

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To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

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To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
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FOR the election of Dayna Grayson, Steve Papa and Bilal Zuberi as Class I directors to serve until the 2024 Annual Meeting of Stockholders; and

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FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this proxy statement.   You are viewing or have received these proxy materials because Desktop Metal’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials.   As permitted by SEC rules, Desktop Metal is making this proxy statement and its 2020 Annual Report available to its stockholders electronically via the Internet. On or about June 17, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2020 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2020 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials.   If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding.   The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is June 7, 2021. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 255,716,717 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or nominee.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present online or by proxy, will constitute a quorum.
Who can attend the Annual Meeting?
As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the on-going COVID-19 pandemic, Desktop Metal has decided to hold the Annual Meeting entirely online this year. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/DM2021. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 11:30 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:15 a.m. Eastern time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record.   If you are a stockholder of record, you may vote:
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by Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

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by Telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

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by Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

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Electronically at the Meeting — If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time, on July 26, 2021. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.”   If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
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by submitting a duly executed proxy bearing a later date;

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by granting a subsequent proxy through the Internet or telephone;

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by giving written notice of revocation to the Secretary of Desktop Metal prior to or at the Annual Meeting; or

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by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.

Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 7 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of COVID-19, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/DM2021. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/DM2021.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
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irrelevant to the business of the Company or to the business of the Annual Meeting;

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related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

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related to any pending, threatened or ongoing litigation;

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related to personal grievances;

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derogatory references to individuals or that are otherwise in bad taste;

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substantially repetitious of questions already made by another stockholder;

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in excess of the two question limit;

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in furtherance of the stockholder’s personal or business interests; or

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out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes required	Effect of Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	Abstentions and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
What is an “abstention” and how will abstentions be treated?
An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the election of directors or the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON
Proposal 1:   Election of Directors
Our Board of Directors is divided into three classes, with one class being elected each year, and members of each class holding office for a three-year term. We believe that having a staggered Board of Directors divided by classes is in the best interest of both the Company and our stockholders because it provides for greater stability and continuity on our Board of Directors. We have three Class I directors, whose terms expire at this Annual Meeting of Stockholders; five Class II directors, whose terms expire at the 2022 Annual Meeting of Stockholders; and four Class III directors, whose terms expire at our 2023 Annual Meeting of Stockholders.
At this Annual Meeting, stockholders will have an opportunity to vote for three nominees for Class I directors:
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Dayna Grayson;

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Steve Papa; and

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Bilal Zuberi

All nominees are currently directors of Desktop Metal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Additional information about Ms. Grayson and Messrs. Papa and Zuberi can be found below under “Our Board of Directors.”
The persons named in the enclosed proxy card will cast your vote to elect these three nominees as Class I directors, unless you vote “against” individual nominees or all nominees by marking the proxy card to that effect. If elected, each nominee for Class I director will hold office until the 2024 Annual Meeting of Stockholders or until his or her successor is elected and qualified, or until their earlier resignation or removal.
In connection with the Business Combination, we entered into a Stockholders Agreement (the “Stockholders Agreement”) with Trine Sponsor IH, LLC, a Delaware limited liability company (the “Sponsor”). Pursuant to the Stockholders Agreement, the Sponsor and its permitted transferees have the right to nominate Leo Hindery, Jr. to our Board of Directors for so long as the Sponsor and its permitted transferees beneficially own, in the aggregate, a number of shares of Class A common stock equal to or greater than 25% of the aggregate number of shares of Class A common stock beneficially owned by the Sponsor and its permitted transferees immediately following the closing of the Business Combination.
Pursuant to the Purchase Agreement and Plan of Merger, dated as of January 15, 2021, by and among Desktop Metal, Inc., EnvisionTEC, Inc. and certain of its affiliates (the “EnvisionTec Group”) and Ali El Siblani, we agreed to take all action necessary, in accordance with law and our organizational documents, to cause Mr. Siblani to be appointed to our Board of Directors as a Class III director, effective from and after the closing of the merger contemplated therein.
In June 2021, our Board of Directors reclassified our directors into the current classification, which is described in more detail below.
Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of our outstanding common stock entitled to vote in the election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a director of the person whose name and biography appears below. In the event that any of Ms. Grayson, or Messrs. Papa or Zuberi should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The

Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.
Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the election of each of the below Class I Director nominees.
Nominees For Class I Director (terms to expire at the 2021 Annual Meeting)
The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I directors are as follows:
Name	Age	Served as a Director Since	Position with the Company
Dayna Grayson	44	2020	Director
Steve Papa	48	2020	Director
Bilal Zuberi	45	2020	Director
The principal occupations and business experience, for at least the past five years, of each Class I director nominee for election at the Annual Meeting are as follows:
Dayna Grayson
Ms. Grayson has served as a member of our Board of Directors since December 2020. Ms. Grayson is a Managing Partner of Construct Capital, a venture capital firm she co-founded in 2020. Prior to that, Ms. Grayson served as a Partner of New Enterprise Associates from 2012 to 2020. Ms. Grayson currently serves on the boards of directors of numerous private companies. Ms. Grayson holds an M.S. from the University of Virginia and an M.B.A. from Harvard Business School. We believe Ms. Grayson is qualified to serve on our Board of Directors due to her extensive experience in identifying, investing in and building next-generation technologies and companies.
Steve Papa
Mr. Papa has served as a member of our Board of Directors since December 2020. Mr. Papa serves as the chief executive officer of Parallel Wireless, a company he founded in 2012. Mr. Papa serves on the boards of directors of numerous private companies. Mr. Papa holds a B.S. from Princeton University and an M.B.A. from Harvard Business School. We believe Mr. Papa is qualified to serve on our Board of Directors due to his extensive management history as the founder and chief executive officer of multiple companies and his experience in identifying, investing in and building next-generation technologies and companies.
Bilal Zuberi
Mr. Zuberi has served as a member of our Board of Directors since December 2020. Mr. Zuberi serves as a partner at Lux Capital, a venture capital firm he joined in 2013. Mr. Zuberi currently serves on the boards of directors of numerous private companies. Mr. Zuberi holds a B.S. from The College of Wooster and a Ph.D. from MIT. We believe Mr. Zuberi is qualified to serve on our Board of Directors due to his extensive experience in identifying, investing in and building next-generation technologies and companies.

Continuing members of the Board of Directors:
Class II Directors (terms to expire at the 2022 Annual Meeting)
The current members of the Board of Directors who will continue as Class II Directors after the Annual Meeting are as follows:
Name	Age	Served as a Director Since	Position with the Company
Wen Hsieh	48	2020	Director
Jeff Immelt	65	2020	Director
Stephen Nigro	61	2020	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:
Wen Hsieh
Mr. Hsieh has served as a member of our Board of Directors since December 2020. Mr. Hsieh serves as General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm he joined in 2006. Mr. Hsieh currently serves on the boards of directors of numerous private companies. Mr. Hsieh holds a B.S., M.S. and Ph.D. from California Institute of Technology. We believe Mr. Hsieh is qualified to serve on our Board of Directors due to his extensive experience in identifying, investing in and building next-generation technologies and companies.
Jeff Immelt
Mr. Immelt has served as a member of our Board of Directors since December 2020. Mr. Immelt serves as Venture Partner at New Enterprise Associates, a venture capital firm he joined in 2018. Mr. Immelt previously served as Chief Executive Officer of General Electric Co. and in various other roles with General Electric Co. from 2001 to 2017. Mr. Immelt currently serves on the boards of directors at Twilio Inc. and Bloom Energy Corp., in addition to numerous private companies. Mr. Immelt holds a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. We believe Mr. Immelt is qualified to serve on our Board of Directors due to his extensive leadership and management history as the chief executive officer of a Fortune 500 company and his experience as a director of numerous public and private companies, together with his background in public company governance.
Stephen Nigro
Mr. Nigro has served as a member of our Board of Directors since December 2020. Mr. Nigro served as a consultant to Legacy Desktop Metal from August 2020. He most recently served as President, 3D Printing at HP, Inc., an information technology and services company, from 2015 until 2019. Mr. Nigro previously served as the Senior Vice President of HP, Inc.’s Imaging & Printing business. Mr. Nigro serves on the board of directors of Kornit Digital Ltd. Mr. Nigro holds a B.S. from University of California Santa Barbara and an M.S. from Stanford University. We believe Mr. Nigro is qualified to serve on our Board of Directors due to his extensive management history and his leadership experience in the additive manufacturing industry.
Class III Directors (terms to expire at the 2023 Annual Meeting)
The current members of the Board of Directors who will continue as Class III Directors following the Annual Meeting are as follows:
Name	Age	Served as a Director Since	Position with Company
Scott Dussault	50	2020	Director
Ric Fulop	46	2020	CEO and Director
Leo Hindery, Jr.	73	2020	Director
Ali El Siblani	54	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
Scott Dussault
Mr. Dussault has served as a member of our Board of Directors since December 2020. Mr. Dussault has served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Nasuni Corporation since January 2015. He was previously Executive Vice President and Chief Financial Officer at Demandware, Inc. Prior to Demandware, Mr. Dussault was CFO at Archivas, and was also Chief Financial Officer at Astra Tech, Inc., a wholly owned subsidiary of Astra Zeneca, and StorageNetworks. Mr. Dussault began his career with Ernst & Young LLP. Mr. Dussault holds a Bachelor of Science degree in Business Administration and Accounting from Stonehill College. We believe Mr. Dussault is qualified to serve on our Board of Directors due to his extensive leadership and management history as the chief financial officer, together with his background in public accounting.
Ric Fulop
Mr. Fulop has served as our Chief Executive Officer and Chairman of our Board of Directors since December 2020. Prior to that, Mr. Fulop served as the Chief Executive Officer of Legacy Desktop Metal from its incorporation in 2015. Prior to the founding of Legacy Desktop Metal, Mr. Fulop was a general partner at North Bridge Venture Partners from 2010 to 2015 and served as a Founder of A123 Systems, Inc. from 2001 to 2010. Mr. Fulop currently serves on the board of governors of World Economic Forum Advanced Manufacturing Initiative (nonprofit). Mr. Fulop holds an M.B.A. from the MIT Sloan School of Management. We believe Mr. Fulop is qualified to serve on our Board of Directors due to his experience managing our company, his knowledge of our industry and his extensive business and finance experience.
Leo Hindery, Jr.
Mr. Hindery has served as a member of our Board of Directors since September 2018. From September 2018 until December 2020, Mr. Hindery served as our CEO and Chairman. In January 1988, Mr. Hindery founded, and ran as Managing Partner, InterMedia Partners, a series of media industry investment funds. In February 1997, he was named President and CEO of Tele-Communications, Inc. (TCI), a cable television system operator. In March 1999, TCI merged into AT&T and Mr. Hindery became President and CEO of AT&T Broadband. In November 1999, Mr. Hindery was named Chairman and CEO of GlobalCenter Inc., an Internet services company, which merged into Exodus Communications, Inc. Following this merger, until October 2004, he was the founding Chairman and CEO of The YES Network, after which he reconstituted and ran InterMedia Partners until our incorporation. He is a member of the Council on Foreign Relations and a Director of Hemisphere Media Group, Inc. Mr. Hindery has an MBA from the Stanford University Graduate School of Business and received an undergraduate degree from Seattle University. We believe Mr. Hindery is qualified to serve on our Board of Directors due to his extensive industry and board experience.
Ali El Siblani
Mr. El Siblani has served as our Chief Executive Officer of EnvisionTec US LLC and as a member of our Board of Directors since we acquired the EnvisionTec Group in February 2021. Previously Mr. Siblani had been the founder and Chief Executive Officer of EnvisionTec US LLC since 2002. Prior to that, Mr. Siblani founded Sibco, Inc., a provider of services and materials for the rapid prototyping industry. Mr. Siblani holds a B.S. from Lawrence Technological University and an M.S.E.E. from Wayne State University. We believe Mr. Siblani is qualified to serve on our Board of Directors due to his extensive entrepreneurial and management experience and leadership in the additive manufacturing market.

Proposal 2:   Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
A representative of Deloitte & Touche LLP is expected to attend the 2021 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2021. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services.
As previously disclosed in our Current Report on Form 8-K filed on December 14, 2020, our Audit Committee (i) approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2020 and (ii) replaced Marcum LLP (“Marcum”), Trine’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm.
Marcum’s report on our financial statements as of December 31, 2019 and 2018 and the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2019 and the period from September 26, 2018 (inception) through December 31, 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the period from September 26, 2018 (inception) through December 31, 2019 and the subsequent period through September 30, 2020, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
During the year period from September 26, 2018 (inception) to December 31, 2018, the year ended December 31, 2019 and the interim period through September 30, 2020, the Company did not consult Deloitte & Touche LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte & Touche LLP that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.
The Company provided Marcum with a copy of the foregoing disclosures and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees that with statements made by the Company set forth above. A copy of Marcum’s letter, dated December 14, 2020, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on December 14, 2020.

Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2021.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The primary role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, and the audit process and the independent registered public accounting firm’s qualifications, independence and performance.
Management has primary responsibility for the financial statements and is responsible for establishing and maintaining the Company’s system of internal controls over preparation of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing an opinion on the financial statements. The Audit Committee meets periodically with the Company’s independent registered public accounting firm, with and without management present, to review the adequacy of the Company’s internal controls, financial reporting practices and audit process.
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2020 with management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm. The Audit Committee also has considered whether Deloitte & Touche LLP’s provision of non-attest services to the Company is compatible with maintaining the auditors’ independence.
Based on the above-mentioned reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K/A for the year ended December 31, 2020, as filed with the SEC.
AUDIT COMMITTEE
Scott Dussault
Jeff Immelt
Bilal Zuberi
May 17, 2021
The information in the Audit Committee Report shall not be considered “soliciting material” or “filed” with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.
Independent Registered Public Accounting Firm Fees and Other Matters
The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services.
Fee Category	2020	2019
Audit Fees(1)	$3,700,716	$92,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	44,100	45,030
All Other Fees	—	—
Total Fees	$3,744,816	$137,030

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of other audit and attest services not required by statute or regulation.

(3)
Tax fees consist of fees for tax-related services, including tax compliance and tax advice related to transactions.

Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:
Name	Age	Position
Executive Officers:
Ric Fulop	46	Chief Executive Officer, Chairman and Director
Steve Billow	53	President
Arjun Aggarwal	29	Chief Product Officer
Al El Siblani	54	Chief Executive Officer of EnvisionTec US LLC and Director
James Haley	48	Chief Financial Officer and Treasurer
Meg Broderick	53	General Counsel and Secretary
Ilya Mirman	52	Chief Marketing Officer
Jonah Myerberg	45	Chief Technology Officer
Ric Fulop
Mr. Fulop has served as our Chief Executive Officer and Chairman of our Board of Directors since December 2020. Prior to that, Mr. Fulop served as the Chief Executive Officer of Legacy Desktop Metal from its incorporation in 2015. Prior to the founding of Legacy Desktop Metal, Mr. Fulop was a general partner at North Bridge Venture Partners from 2010 to 2015 and served as a Founder of A123 Systems, Inc. from 2001 to 2010. Mr. Fulop currently serves on the board of governors of World Economic Forum Advanced Manufacturing Initiative (nonprofit). Mr. Fulop holds an M.B.A. from the MIT Sloan School of Management.
Steve Billow
Mr. Billow has served as our President since December 2020. Prior to that, Mr. Billow served as the President of Legacy Desktop Metal from March 2019. Prior to joining Legacy Desktop Metal, Mr. Billow served as Vice President and Chief Technology Officer of the Inkjet Solution of Electronics for Imaging from 2013 to March 2019. Mr. Billow holds a B.S. in Chemical Engineering from Clarkson University, an M.S. in Chemical Engineering from the University of Rochester and an M.S. in System Design and Management from MIT.
Arjun Aggarwal
Mr. Aggarwal has served as our Chief Product Officer since February 2021. Prior to that, Mr. Aggarwal served as Desktop Metal’s Vice President of Product and Business Development since January 2020 after first joining the Company in October 2017. Prior to Desktop Metal, Mr. Aggarwal served in venture investing and technology investment banking roles at New Enterprise Associates and Morgan Stanley. Mr. Aggarwal holds a B.S. in Management Science & Engineering from Stanford University.
Ali El Siblani
Mr. Siblani has served as our Chief Executive Officer of EnvisionTec US LLC and as a member of our Board of Directors since we acquired the EnvisionTec Group in February 2021. Previously Mr. Siblani had been the founder and Chief Executive Officer of EnvisionTec since 2002. Prior to that, Mr. Siblani founded Sibco, Inc., a provider of services and materials for the rapid prototyping industry. Mr. Siblani holds a B.S. from Lawrence Technological University and an M.S.E.E. from Wayne State University.
James Haley
Mr. Haley has served as our Chief Financial Officer and Treasurer since February 12, 2021. Mr. Haley previously served as the Company’s Vice President of Finance from December 2020. Prior to that, Mr. Haley served as the Vice President of Finance of Desktop Metal Operating, Inc., the company formerly known as Desktop Metal, Inc. that was acquired by the Company (“Legacy Desktop Metal”), since August 2020.

Prior to joining Legacy Desktop Metal, Mr. Haley was Vice President, Controller as Minerva Neuroscience, Inc. from June 2015 to October 2020, as Vice President and Finance and Treasurer of NEC Energy Solutions from May 2014 to June 2015, and as Director of Financial Reporting and Analysis of A123 Systems, Inc. from January 2008 to May 2014. Mr. Haley holds a B.A. in Management from Curry College and an M.B.A. from Northeastern University.
Meg Broderick
Ms. Broderick has served as our General Counsel since December 2020. Prior to that, Ms. Broderick served as the General Counsel of Legacy Desktop Metal from April 2019. Prior to joining Legacy Desktop Metal, Ms. Broderick served as Vice President and Deputy General Counsel of Carbon Black, Inc., a cybersecurity company, from 2015 to April 2019, as Vice President and General Counsel of NEC Energy Solutions, an energy-storage company, from 2013 to 2015, and as Deputy General Counsel of A123 Systems, Inc. from 2008 to 2013. Ms. Broderick holds a B.A. from Providence College and a J.D. from Boston University School of Law.
Ilya Mirman
Mr. Mirman has served as our Chief Marketing Officer since December 2020. Prior to that, Mr. Mirman served as the Chief Marketing Officer of Legacy Desktop Metal from August 2020. Prior to that, Mr. Mirman served as Legacy Desktop Metal’s Vice President, Marketing from February 2018. Over the last 20 years, Mr. Mirman has held marketing leadership positions at technology companies, including serving as Vice President of Marketing for Onshape, a computer-aided design software company, from 2013 to 2016 and as Vice President of Marketing of SolidWorks Corp. from 2000 to 2005. Mr. Mirman holds a B.A. from the University of Massachusetts, an M.S. from Stanford University and an M.B.A. from the MIT Sloan School of Management.
Jonah Myerberg
Mr. Myerberg has served as our Chief Technology Officer since December 2020. Prior to that, Mr. Myerberg served as the Chief Technology Officer of Legacy Desktop Metal from its incorporation in 2015. Prior to the founding of Legacy Desktop Metal, Mr. Myerberg served as Director of Technology,
A123 Motorsports for A123 Systems, Inc. from 2005 to 2013. Mr. Myerberg holds a B.S. in Mechanical Engineering from Lehigh University and an M.S. in Mechanical Engineering from Johns Hopkins University.
Corporate Governance
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics on our website at https://ir.desktopmetal.com/corporate-governance, or by writing to our Secretary at our offices at 63 3rd Avenue, Burlington, MA 01803.
Director Independence
New York Stock Exchange (“NYSE”) listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Ms. Grayson and Messrs. Dussault, Hsieh, Immelt, Knight, Papa, Wheeler and Zuberi are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Classified Board of Directors
In accordance with our certificate of incorporation, our Board of Directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•
the Class I directors are Dayna Grayson, Steve Papa and Bilal Zuberi, and their terms will expire at the Annual Meeting;

•
the Class II directors are Wen Hsieh, Jeff Immelt, Byron Knight, Stephen Nigro and Andy Wheeler, and their terms will expire at our 2022 annual meeting of stockholders (other than Messrs. Knight and Wheeler, who will not continue on our Board of Directors following the Annual Meeting); and

•
the Class III directors are Scott Dussault, Ric Fulop, Leo Hindery, Jr.and Ali El Siblani, and their terms will expire at the 2023 annual meeting of stockholders

Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Subject to the Stockholders Agreement, our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
Board Committees
Our Board of Directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and standing committees. We have a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.
Audit Committee
Our Audit Committee is responsible for, among other things:
•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•
considering and discussing with management our code of business conduct and ethics;

•
discussing our risk assessment and risk management policies;

•
establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•
meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•
reviewing and approving or ratifying any related person transactions; and

•
preparing the Audit Committee report required by the SEC rules (which is included on page 13 of this proxy statement).

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at ir.desktopmetal.com.
Our Audit Committee consists of Messrs. Dussault, Immelt and Zuberi, with Mr. Dussault serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that our Audit Committee have at least one independent member, have a majority of independent members and be composed entirely of independent members. Our Board of Directors has affirmatively determined that Messrs. Dussault, Immelt and Zuberi each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of our Audit Committee also meets the financial literacy requirements of NYSE listing standards. In addition, our Board of Directors has determined that Messrs. Dussault and Immelt each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Given the timing of the closing of the Business Combination on December 9, 2020, the Audit Committee only met one time during the fiscal year ended December 31, 2020.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•
reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and setting (either alone or, if directed by our Board of Directors, in conjunction with a majority of the independent members of the Board of Directors) the compensation of our Chief Executive Officer;

•
reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;

•
reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;

•
making recommendations to our Board of Directors regarding the compensation of our directors; and

•
reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

•
preparing the annual compensation committee report, to the extent required by SEC rules.

Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at ir.desktopmetal.com.
The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2020, the Compensation Committee engaged FW Cook, a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by FW Cook comparing our compensation to that of a group of peer companies within our industry and met with FW Cook to discuss our executive and non-employee director compensation and to receive input and advice. FW Cook reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to FW Cook and has determined that FW Cook’s work does not raise a conflict of interest.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.
Our Compensation Committee consists of Ms. Grayson and Mr. Hsieh, with Ms. Grayson serving as chair. Our Board of Directors has affirmatively determined that Ms. Grayson and Mr. Hsieh each meet the definition of “independent director” for purposes of serving on the Compensation Committee under the NYSE rules, including the heightened independence standards for members of a Compensation Committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee did not meet during the fiscal year ended December 31, 2020, given the timing of the closing of the Business Combination on December 9, 2020.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•
identifying individuals qualified to become board members;

•
recommending to our Board of Directors the persons to be nominated for election as directors and to each board committee;

•
developing and recommending to our Board of Directors corporate governance guidelines; and

•
overseeing evaluations of Board of Directors.

Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at ir.desktopmetal.com. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
Our Nominating and Corporate Governance Committee consists of Messrs. Papa and Wheeler, with Mr. Papa serving as chair. Our Board of Directors has affirmatively determined that Messrs. Papa and Wheeler each meet the definition of “independent director” under the NYSE rules. In connection with Mr. Wheeler’s resignation from our Board of Directors effective as of the Annual Meeting, our Board of Directors plans to designate another independent director to serve on our Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee not meet during the fiscal year ended December 31, 2020, given the timing of the closing of the Business Combination on December 9, 2020.
Risk Oversight
Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board of Directors believes its administration of its risk oversight function has not negatively affected our Board of Directors leadership structure.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Code of Business Conduct and Ethics
We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our corporate website at www.desktopmetal.com/investors. In addition, we intend to post on our website all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of the code. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Director Candidates
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as she considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, Desktop Metal, Inc., 63 3rd Avenue, Burlington, MA 01803.
Board Leadership Structure and Role in Risk Oversight
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are combined, with Mr. Fulop serving as Chairman of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is in the best interests of our Company and its stockholders at this time because it promotes unified leadership by Mr. Fulop and allows for a single, clear focus for management to execute the Company’s strategy and business plans.
Our Corporate Governance Guidelines provide that whenever the Chair of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chair of the Board, as appropriate. Currently, we do not have a Lead Independent Director.
Due to the strong leadership of Mr. Fulop, coupled with the independent oversight provided by our independent Audit Committee, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, employees and consultants. The policy prohibits our directors, officers, employees and consultants and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Attendance by Members of the Board of Directors at Meetings
Given the timing of the closing of the Business Combination on December 9, 2020, there were only 2 meetings of our Board of Directors during the fiscal year ended December 31, 2020. During the fiscal year ended December 31, 2020, (i) each director attended at least 75% of the aggregate of all meetings of the Board of Directors and (ii) and each director attended at least 75% of the meetings held by the committees of the Board on which he or she then served.
Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committee on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

EXECUTIVE AND DIRECTOR COMPENSATION
Except as otherwise noted, this section presents the executive and director compensation of Legacy Desktop Metal prior to the Business Combination.
Executive Compensation
Overview
Our “Named Executive Officers” for the year ended December 31, 2020, include Ric Fulop, our Chief Executive Officer, Elizabeth Linardos, our former Chief Financial Officer, and Steve Billow, our President.
2020 Summary Compensation Table
The following table presents information regarding the total compensation of our Named Executive Officers for the year ended December 31, 2020.
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Ric Fulop Chief Executive Officer	2020	332,500	—	150,000	508	483,008
	2019	350,000	—	—	540	350,540
Elizabeth Linardos Former Chief Financial Officer	2020	247,841	3,635,366	40,000	355	3,923,562
Steve Billow President	2020	308,750	2,596,476	150,000	714	3,055,941
	2019	263,541	2,163,700	—	600	2,427,841

(1)
Amount reflects the grant date fair value of stock options granted during the applicable year as calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. See Note 8 to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2020 for information regarding the assumptions used in calculating this amount. For Ms. Linardos and Mr. Billow, the amounts shown for 2020 also include $137,745 for Ms. Linardos and $2,273,983 for Mr. Billow, which represents the incremental fair value attributable to the repricing of stock options during 2020, computed as of the repricing date in accordance with ACS topic 718. For a further description of the repricing, see the section entitled “Narrative to 2020 Summary Compensation Table  —  Equity Compensation” below.

(2)
Amounts shown for Mr. Fulop and Ms. Linardos reflect one-time cash bonus payments awarded in connection with the Business Combination. For Mr. Billow, amount shown reflects a discretionary performance bonus earned for fiscal year 2020. For a further description of these payments, see the section entitled “Narrative to 2020 Summary Compensation Table  —  Cash Bonus Compensation” below.

(3)
Amount reflects the value of gross up for the taxable portion of group term life insurance in excess of $50,000.

Narrative to 2020 Summary Compensation Table
Base Salaries
Our Named Executive Officers receive a base salary to compensate them for services rendered to us. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2020, the annual base salaries for Mr. Fulop and Mr. Billow remained at their prior year levels of $350,000 and $325,000, respectively, and the annual base salary for Ms. Linardos was set at $280,000 in connection with her transition to the role of Chief Financial Officer during 2020.
From May through July 2020 we implemented temporary salary reductions due to the impact of the COVID-19 pandemic on our business. The base salaries actually earned by our Named Executive Officers for 2020 are set forth in the “Salary” column of the 2020 Summary Compensation Table above.
Cash Bonus Compensation
Mr. Fulop and Ms. Linardos received performance bonuses of $150,000 and $40,000, respectively, in connection with the successful completion of the Business Combination during 2020. Pursuant to his offer letter, Mr. Billow received a discretionary performance bonus of $150,000, which was based on individual and company performance in 2020, as determined by Mr. Fulop.
Equity Compensation
Prior to the Business Combination, we typically granted stock options as the long-term incentive component of our compensation program. Stock options allow employees, including our Named Executive Officers, to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. Our stock options have vesting schedules that are designed to encourage continued employment and typically vest as to 25% of the shares subject to the option on the first anniversary of the applicable vesting commencement date and as to the remaining 75% of the shares in 36 substantially equal monthly installments thereafter, subject to the recipient’s continued service through each applicable vesting date. From time to time, our Board of Directors may also construct alternate vesting schedules as it determines appropriate to motivate particular employees.
In June 2020, Mr. Billow was granted an option to purchase 610,609 shares of our common stock (as converted in connection with the Business Combination), which vests as to 75% of the shares pursuant to our standard time-based vesting schedule described above and as to 25% of the shares based on the attainment of an adjusted EBITDA breakeven threshold by June 30, 2022.
In June 2020 and August 2020, Ms. Linardos was granted options to purchase 30,530 and 512,912 shares of our common stock (as converted in connection with the Business Combination), respectively. The options vest pursuant to our standard vesting schedule described above with 25% of the shares vesting on the first anniversary of the vesting commencement date and as to the remaining 75% of the shares in 36 substantially equal installments thereafter.
In July 2020, the board approved a stock option repricing in which the strike price of employees’ unvested stock options was modified to the strike price consummate with the recent third-party stock valuation. No vested stock option awards were eligible for repricing. The repriced options are subject to a new four year vesting schedule with a vesting commencement date of September 1, 2020. Employees had the ability to opt out of the repricing of the unvested stock options by providing notice to the company. Mr. Billow and Ms. Linardos participated in the repricing.
In connection with the Business Combination, we began granting restricted stock units as the long-term incentive component of our compensation program. No restricted stock units were granted to our named executive officers during 2020.
Executive Employment Arrangements
In connection with his commencement of employment with us in March 2019, we entered into an offer letter with Mr. Billow pursuant to which he serves as our President. Under the offer letter, in the event

Mr. Billow is laid off, terminated by us without cause, or if he resigns for good reason, he will be entitled to receive base salary continuation for a period of 12 months. Upon a change in control, 50% of the unvested shares subject to Mr. Billow’s then-outstanding options would vest. If Mr. Billow is terminated by us without cause or he resigns for good reason, in either case, within six months following a change in control, the remaining 50% of the unvested shares subject to his then-outstanding options would vest. Mr. Billow waived any potential accelerated vesting of his outstanding options in connection with the Business Combination.
For purposes of Mr. Billow’s offer letter “cause” generally means his (i) violation of a company policy or rule, (ii) breach, attempted breach or violation of his restrictive covenant agreement with us, (iii) failure to materially perform job duties and responsibilities reasonably expected of his position, (iv) arrest for, conviction of, or plea of guilty or no contest to any felony or to a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, (v) dishonest statements or acts with respect to or affecting the company, (vi) gross negligence, willful misconduct or insubordination, or (vii) other conduct that could be harmful to our business, interests or reputation. For purposes of Mr. Billow’s offer letter, “good reason” means (i) our requirement that he relocate to a location more than 35 miles from our current location in Burlington, Massachusetts, (ii) a material reduction in his job responsibilities, or (iii) a material reduction in his compensation.
We have not entered into an employment agreement or offer letter with Mr. Fulop that sets forth the terms and conditions of his employment with us.
Mr. Billow and Mr. Fulop have entered into restrictive covenant agreements with us that generally contain 12-month post-employment non-competition and non-solicitation covenants. For Mr. Billow, during the post-employment period that he is subject to the non-competition covenant, and subject to limited exceptions, we agreed to provide “garden leave” pay at a rate that equals 50% of his highest annual base salary within the two years prior to termination.
Transition Agreement with Ms. Linardos
In connection with Ms. Linardos’ resignation as Chief Financial Officer in February 2021, we entered into a Transition and Separation Agreement with Ms. Linardos that superseded her prior offer letter with the company.
Pursuant to the Transition and Separation Agreement, upon the termination of Ms. Linardos’ employment with the company in July 2021, and subject to her execution and non-revocation of a release of claims and continued compliance with a separate restrictive covenant agreement, she will be entitled to receive a lump sum payment of $20,000 (the “Completion Bonus”) and we will pay the COBRA premium payments for Ms. Linardos and her covered dependents until the earlier of August 15, 2021 or the date Ms. Linardos becomes eligible for coverage under another employer’s plan.
In the event Ms. Linardos’ employment is terminated by us without cause prior to July 23, 2021, and subject to her execution and non-revocation of a release of claims and continued compliance with a separate restrictive covenant agreement, she will be entitled to receive (i) a lump sum payment equal to the sum of (x) any unpaid portion of the base salary that would have been paid to her through July 23, 2021 and (y) the Completion Bonus, and (ii) we will pay the COBRA premium payments for Ms. Linardos and her covered dependents until August 15, 2021. In the event Ms. Linardos terminates her employment prior to July 23, 2021, she will be entitled to receive any unpaid portion of the base salary that would have been paid to her through such date.
Ms. Linardos’ stock options, to the extent not vested before July 23, 2021, will cease vesting on such date and will be exercisable for a period of 5 years thereafter.
Outstanding Equity Awards at Fiscal Year End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each Named Executive Officer as of December 31, 2020. Mr. Fulop did not hold any outstanding equity incentive plan awards as of December 31, 2020.

		Option Awards
Name and Principal Position	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Elizabeth Linardos Former Chief Financial Officer	12/01/2017	121,740	—	—	2.46	11/30/2027
	05/08/2019	4,324	—	—	3.34	05/07/2029
	06/11/2020	15,265	15,265(1)	—	1.40	06/10/2030
	07/17/2020	256,456	256,456(1)	—	1.40	07/16/2030
	09/01/2020(4)	27,668	27,668(1)	—	1.40	11/30/2027
	09/01/2020(4)	3,944	3,944(1)	—	1.40	05/07/2029
	03/01/2019	457,957	—	—	3.34	02/28/2029
Steve Billow President	06/11/2020	—	457,956(2)	152,652(3)	1.40	06/10/2030
	09/01/2020(4)	—	763,261(2)	—	1.40	02/28/2029

(1)
As of December 31, 2020, the option was eligible to vest as to 25% of the shares on the first anniversary of the vesting commencement date and as to the remaining 75% of the shares in 36 substantially equal monthly installments thereafter, subject to Ms. Linardos continuing to provide services to us through each applicable vesting date and accelerated vesting as to 50% of the unvested shares in connection with the Business Combination and full accelerated vesting in the event Ms. Linardos was terminated without cause or resigned for good reason, in either case, within 6 months following the closing of the Business Combination. See “Narrative to 2020 Summary Compensation Table — Transition Agreement with Ms. Linardos” for a description of the treatment of Ms. Linardos’ outstanding option awards in connection with her termination of employment in 2021.

(2)
The option vests as to 25% of the shares on the first anniversary of the vesting commencement date and as to the remaining 75% of the shares in 36 substantially equal monthly installments thereafter, subject to Mr. Billow continuing to provide services to us through each applicable vesting date and accelerated vesting in connection with a change in control as described above under “Narrative to 2020 Summary Compensation Table  —  Executive Employment Arrangements”.

(3)
The option vests upon the achievement of an adjusted EBITDA breakeven threshold by June 30, 2022.

(4)
Represents options that were repriced in July 2020. See “Narrative to 2020 Summary Compensation Table  —  Equity Compensation” above for additional information.

Health, Welfare and Retirement Plans
Our Named Executive Officers are eligible to participate in our employee benefit plans and programs, including medical, dental and vision benefits, life insurance, and disability insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.
We also sponsor a 401(k) defined contribution plan in which our Named Executive Officers may participate, subject to limits imposed by the Internal Revenue Code, or the Code, to the same extent as all of our other full-time employees. Currently, we do not match contributions made by participants in the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our Named Executive Officers, in accordance with our compensation policies.
Director Compensation
Historically, we have not made annual cash or equity compensation awards to our non-employee directors for service on our Board of Directors, although we have granted equity awards to certain non-employee directors from time to time in recognition of their service on our board.

In August 2020 we granted each of Dayna Grayson and Steve Papa an option to purchase 61,061 shares of our common stock (as adjusted in connection with the Business Combination). Each option vests as to 25% of the shares on August 5, 2021 and as to the remaining 75% of the shares in 36 substantially equal monthly installments thereafter, subject to continued service through each applicable vesting date. In addition, in August 2020 Stephen Nigro was granted 61,061 restricted stock units (as adjusted in connection with the Business Combination). The restricted stock units vest as to 25% of the shares on August 24, 2021 and as to the remaining 75% of the shares in 12 substantially equal quarterly installments thereafter, subject to continued service through each applicable vesting date. In addition, Mr. Nigro has provided consulting services to us and was paid $40,935 for such services in 2020. On September 1, 2020, options to purchase 170,970 shares of our common stock previously granted to Jeff Immelt were repriced.
2020 Director Compensation
The following table sets forth the compensation earned by our non-employee directors for service on our board during 2020.
Name	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Dayna Grayson	—	413,590	—	413,590
Leo Hindery, Jr.	—	—	—	—
Wen Hsieh	—	—	—	—
Jeff Immelt	—	348,345	—	348,345
Byron Knight	—	—	—	—
Stephen Nigro	487,259	—	40,935	528,194
Steve Papa	—	413,590	—	413,590
Andy Wheeler	—	—	—	—
Bilal Zuberi	—	—	—	—

(1)
Amount reflects the grant date fair value of stock and option awards granted during fiscal year 2020 as calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. See Note 8 to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2020 for information regarding the assumptions used in calculating this amount. For Mr. Immelt, the amounts shown represents the incremental fair value attributable to the repricing of stock options during 2020, computed as of the repricing date in accordance with ACS topic 718. For a further description of the repricing, see the section entitled “Narrative to 2020 Summary Compensation Table  —  Equity Compensation” above.

(2)
Amount reflects fees paid for consulting services provided by Mr. Nigro in 2020.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2020 by each non-employee director who was serving as of December 31, 2020.
Name	Options Outstanding at Fiscal Year End	Unvested Restricted Shares Outstanding at Fiscal Year End
Dayna Grayson	61,060	—
Leo Hindery, Jr.	—	—
Wen Hsieh	—	—
Jeff Immelt	390,789	—
Byron Knight	—	—
Stephen Nigro	—	61,060
Steve Papa	61,060	—
Andy Wheeler	—	—
Bilal Zuberi	—	—

In December 2020, we adopted a compensation program for our non-employee directors, referred to herein as the Director Compensation Program, which supersedes the current arrangements with our non-employee directors and will apply broadly to all of our non-employee directors. Pursuant to the Director Compensation Program, our non-employee directors will receive cash compensation as follows:
•
Each non-employee director will receive an annual cash retainer in the amount of $40,000 per year;

•
The chair of the board will receive an additional annual cash retainer in the amount of $45,000 per year;

•
The chairperson of the Audit Committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee will receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the Audit Committee;

•
The chairperson of the Compensation Committee will receive additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Compensation Committee; and

•
The chairperson of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

Director fees under the program will be payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board.
Under the Director Compensation Program, upon a director’s initial appointment or election to our Board, such non-employee director will automatically be granted a number of restricted stock units relating to shares of our Class A common stock equal to the quotient obtained by dividing $280,000 by the fair market value of a share of common stock of the Company on the date of grant (with any partial shares that result rounded up to the nearest whole share), or the Initial Grant. Additionally, on the date of each annual stockholder’s meeting following the completion of the Business Combination, each non-employee director will automatically be granted a number of restricted stock units relating to shares of our Class A common stock equal to the quotient obtained by dividing $140,000 by the fair market value of a share of Class A common stock of the Company on the date of grant (with any partial shares that result rounded up to the nearest whole share), or the Annual Grant. The Initial Grant will vest in substantially equal monthly installments for three years from the date of grant, subject to continued service as a non-employee director through each applicable vesting date. The Annual Grant will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting following the date of grant, subject to continued service as a non-employee director through the vesting date. Upon a non-employee director’s termination of service on the Board due to death or disability or in the event of a change in control (as defined in the 2020 Plan) of our company, the Initial Grant and the Annual Grant will vest in full. For any non-employee directors that are appointed to our Board after any annual stockholder’s meeting, such non-employee director will be eligible to receive a pro-rata portion of the Annual Grant for such year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the section “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Stockholders Agreement
Pursuant to the Stockholders Agreement, the Sponsor and its permitted transferees have (i) the right to nominate Leo Hindery, Jr. to our Board of Directors for so long as the Sponsor and its permitted trnasferees beneficially own, in the aggregate, a number of shares of Class A common stock equal to or greater than 25% of the aggregate number of shares of Class A common stock beneficially owned by the Sponsor and its permitted transferees immediately following the closing of the Business Combination (the “Initial Sponsor Shares”), and (ii) certain information rights for so long as the Sponsor and its permitted transferees beneficially own, in the aggregate, a number of shares of Class A common stock equal to or greater than 25% of the Initial Sponsor Shares. The Stockholders Agreement will terminate with respect to the Sponsor at the time that it and its permitted transferees cease to collectively beneficially own, in the aggregate, a number of shares of Class A common stock equal to or greater than 25% of the Initial Sponsor Shares.
Registration Rights Agreement
In connection with the execution of the Merger Agreement, we and certain stockholders of Legacy Desktop Metal and Trine entered into an amended and restated registration rights agreement, or the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 45 days of the closing of the Business Combination. Up to twice in any 12 month period, certain Legacy Desktop Metal stockholders and Trine stockholders may request to sell all or any portion of their registrable securities in an underwritten offering so long as the total offering price is reasonably expected to exceed $75.0 million. We also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Warrants
In August 2020, Legacy Desktop Metal issued a warrant to purchase up to 300,000 shares of Legacy Desktop Metal’s common stock to KDT Desktop Metal Holdings, LLC, which held more than 5% of Desktop Metal’s capital stock, in exchange for technical research and development advisor services. The warrant was cashlessly exercised for 200,151 shares of Legacy Desktop Metal’s common stock in connection with the consummation of the Business Combination.
Option Repricing
In July 2020, Legacy Desktop Metal’s board of directors approved a stock option repricing in which the strike price of employees’ unvested stock option awards was modified to the strike price consummate with the recent third-party stock valuation. No vested stock option awards were eligible for repricing. The repriced options are subject to a new four year vesting schedule with a vesting commencement date of September 1, 2020. Employees had the ability to opt out of the repricing of the unvested stock option grants by providing notice to Legacy Desktop Metal. Steve Billow, Meg Broderick and Elizabeth Linardos, each an executive officer, participated in the repricing.
Restricted Stock Unit Grant to Director
In August 2020, Legacy Desktop Metal’s board of directors approved a grant of 50,000 restricted stock units to Stephen Nigro in connection with his role as a consultant to Desktop Metal.

Transaction Bonuses
In December 2020, our Chief Executive Officer and Chairman, Ric Fulop, our General Counsel, Meg Broderick, and our Chief Product Officer, Arjun Aggarwal, were each awarded a cash bonus of $150,000 in connection with their efforts related to the Business Combination. Ms. Broderick was previously awarded a cash bonus in the amount of $40,000 in connection with the Business Combination. In February 2021, our Chief Financial Officer and Treasurer, James Haley was awarded a cash bonus in the amount of $150,000, in connection with his efforts related to the Business Combination.
Director and Officer Indemnification
Legacy Desktop Metal’s charter and bylaws provided for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. Legacy Desktop Metal also entered into indemnification agreements with each of its directors. Following the Business Combination, these agreements were replaced with new indemnification agreements for each director and officer.
PIPE Investment
In August 2020, Jeffrey Immelt, a director, entered into a Subscription Agreement with Trine to subscribe for 25,000 shares of Class A common stock at a purchase price of $250,000 pursuant to a private placement of Trine Class A common stock that closed immediately prior to the Business Combination.
Acquisition
On February 16, 2021, pursuant to a Purchase Agreement and Plan of Merger by and among Desktop Metal and certain of its affiliates, Ali El Siblani, and the EnvisionTec Group, we completed the acquisition of the EnvisionTec Group (the “EnvisionTec Acquisition”). Upon completion of the EnvisionTec Acquisition, (i) Mr. El Siblani, a director and executive officer, received (a) $143.8 million in cash, and (b) 5,036,142 shares of Class A common stock of Desktop Metal, with a fair value of approximately $159.8 million as of the close of business on the acquisition date, and (ii) Mr. El Siblani was elected to our Board of Directors.
Agreements with Entities Controlled by Ali El Siblani
As a result of our EnvisionTec Acquisition in February 2021, we entered into several lease agreements with entities controlled by Ali El Siblani, a director and executive officer, for facility space located in Dearborn, Michigan and Gladbeck, Germany. Pursuant to the lease agreements, we pay such entities approximately $400,000 per year in rent payments. Following the EnvisionTec Acquisition, we are also a party to a distribution agreement with Sibco Europe Ltd., a distributor based in the United Kingdom of which Mr. El Siblani is the managing director and sole owner, and E3D Technology, a wholly- owned subsidiary of Sibco Europe Ltd., for services including research and development, maintenance, and marketing services. Depending on the volume of activity under these agreements, we may pay such entities more than $120,000 per year; however, since the EnvisionTec Acquisition, we have not made any payments to Sibco Europe Ltd., and we have paid E3D Technology approximately $54,000.
Procedures with Respect to Review and Approval of Related Person Transactions
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our general counsel will be required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. The Audit Committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Class A common stock, as of June 7, 2021 by:
•
each person or group of affiliated persons known by us to beneficially own more than 5% of our Class A common stock;

•
each of our named executive officers;

•
each of our directors; and

•
all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 255,776,717 shares of Class A common stock outstanding as of June 7, 2021. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Class A common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of June 7, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless noted otherwise, the address of all listed stockholders is c/o Desktop Metal, Inc., 63 3rd Ave., Burlington, MA 01803. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned	Percentage Ownership of Outstanding Class A Common Stock
5% or Greater Stockholders
Entities affiliated with New Enterprise Associates(1)	28,416,088	11.11%
Entities affiliated with Lux Ventures(2)	18,651,974	7.29%
KPCB Holdings, Inc., as nominee(3)	17,856,665	6.98%
Entities affiliated with Google Ventures(4)	14,302,438	5.59%
Named Executive Officers and Directors
Ric Fulop(5)	21,981,930	8.59%
Steve Billow(6)	591,530	*
Elizabeth Linardos(7)	503,625	*
Scott Dussault	—	—
Ali El Siblani	5,036,142	1.97%
Dayna Grayson	—	—
Leo Hindery, Jr.(8)	2,897,317	1.13%
Wen Hsieh(3)	17,856,665	6.98%
Jeff Immelt(9)	259,075	*
Byron Knight	—	—
Stephen Nigro	—	—
Steve Papa	—	—
Andy Wheeler	—	—
Bilal Zuberi	—	—
All executive officers and directors as a group (17 persons)(10)	49,590,730	19.25%

*
less than 1%

(1)
Consists of (a) 135,514 shares of Class A common stock held by NEA Seed IV, LLC (Seed), (b) 17,161 shares of Class A common stock held by NEA Ventures 2015, L.P. (Ven 2015), and (c) 28,263,413 shares of Class A common stock held by New Enterprise Associates 15, L.P. (NEA 15). The securities directly held by NEA 15 are indirectly held by NEA Partners 15, L.P. (Partners 15), which is the sole general partner of NEA 15; NEA 15 GP, LLC (NEA 15 LLC), which is the sole general partner of Partners 15; and each of the individual managers of NEA 15 LLC. The individual Managers of NEA 15 LLC (the NEA 15 Managers) are Forest Baskett, Anthony A. Florence, Mohamad Makhzoumi, Joshua Makower, Scott D. Sandell, and Peter Sonsini. NEA Partners 15, NEA 15 LLC, and the NEA 15 Managers share voting and dispositive power with regard to the shares owned directly by NEA 15. The securities directly held by Seed are indirectly held by New Enterprise Associates 16, L.P. (NEA 16), which is the sole member of Seed; NEA Partners 16, L.P. (Partners 16), which is the sole general partner of NEA 16; NEA 16 GP, LLC (NEA 16 LLC), which is the sole general partner of Partners 16; and Walker, and Peter Sonsini. NEA 16, NEA Partners 16, NEA 16 LLC, and the NEA 16 Managers share voting and dispositive power with regard to the shares owned directly by Seed. Karen P. Welsh, the general partner of Ven 2015, shares voting and dispositive power with regard to the shares owned directly by Ven 2015. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The address for these entities and individuals is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(2)
Consists of (a) 193,592 shares of Class A common stock held by Lux Ventures V, L.P., (b) 16,630,411 shares of Class A common stock held by Lux Ventures IV, L.P., and (c) 1,827,971 shares of Class A common stock held by Lux Ventures IV, L.P. Lux Venture Partners V, LLC is the general partner of Lux Ventures V, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures V, L.P. Lux Venture Partners IV, LLC is the general partner of Lux Ventures IV, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures IV, L.P. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Co-Invest Opportunities, L.P. Peter Hebert and Josh Wolf are the individual managing members of Lux Venture Partners V, LLC, Lux Venture Partners IV, LLC and Lux Co- Invest Partners, LLC (the “Individual Managers”). The Individual Managers, as the sole managers of Lux Venture Partners V, LLC, Lux Venture Partners IV, LLC and Lux Co-Invest Partners, LLC, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures V, L.P., Lux Ventures IV, L.P. and Lux Co-Invest Opportunities, L.P. Each of Lux Venture Partners V, LLC, Lux Venture Partners IV, LLC, Lux Co-Invest Partners, LLC and the Individual Managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.

(3)
All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of such entities. Consists of 17,134,580 shares held by Kleiner Perkins Caufield & Byers XVI, LLC (“KPCB XVI”), 586,570 shares held by KPCB XVI Founders Fund, LLC (“XVI Founders”), 131,219 shares held by Kleiner Perkins Caufield & Byers XVII, LLC (“KPCB XVII”), and 4,296 shares held by KPCB XVII Founders Fund, LLC (“XVII Founders”). The managing member of KPCB XVI and XVI Founders is KPCB XVI Associates, LLC (“KPCB XVI Associates”). Beth Seidenberg, L. John Doerr, Randy Komisar, Theodore E. Schlein and Wen Hsieh, the managing members of KPCB XVI Associates, exercise shared voting and dispositive control over the shares held by KPCB XVI and XVI Founders. Such managing members disclaim beneficial ownership of all shares held by KPCB XVI and XVI Founders except to the extent of their pecuniary interest therein. The managing member of KPCB XVII and XVII Founders is KPCB XVII Associates, LLC (“KPCB XVII Associates”). Beth Seidenberg, Ilya Fushman, Mamoon Hamid, Theodore E. Schlein and Wen Hsieh, the managing members of KPCB XVII Associates, exercise shared voting and dispositive control over the shares held by KPCB XVII and XVII Founders. Such managing members disclaim beneficial ownership of all shares held by KPCB XVII and XVII Founders except to the extent of their pecuniary interest therein. The principal business address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, CA 94025.

(4)
Consists of (a) 2,332,177 shares of Class A common stock held by GV 2017, L.P., (b) 8,923,643 shares of Class A common stock held by GV 2016, L.P., and (c) 3,046,618 shares of Class A common stock held by GV 2017, L.P. GV 2017 GP, L.P. (the general partner of GV 2017, L.P.), GV 2017 GP, L.L.C. (the general partner of GV 2017 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2017 GP, L.L.C.), XXVI Holdings Inc. (the managing member of Alphabet Holdings LLC), and Alphabet Inc. (the sole stockholder of XXVI Holdings Inc.) may each be deemed to have sole power to vote or dispose of the shares held directly by GV 2017, L.P. GV 2016 GP, L.P. (the general partner of GV 2016, L.P.), GV 2016 GP, L.L.C. (the general partner of GV 2016 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2016 GP, L.L.C.), XXVI Holdings Inc. (the managing member of Alphabet Holdings LLC), and Alphabet Inc. (the sole stockholder of XXVI Holdings Inc.) may each be deemed to have sole power to vote or dispose of the shares held directly by GV 2016, L.P. GV 2019 GP, L.P. (the general partner of GV 2019, L.P.), GV 2019 GP, L.L.C. (the general partner of GV 2019 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2019 GP, L.L.C.), XXVI Holdings Inc. (the managing member of Alphabet Holdings LLC), and Alphabet Inc. (the sole stockholder of XXVI Holdings Inc.) may each be deemed to have sole power to vote or dispose of the shares held directly by GV 2019, L.P. The principal mailing address for each of GV 2016, L.P., GV 2016 GP, L.P., GV 2016 GP, L.L.C, GV 2017, L.P., GV 2017 GP, L.P., GV 2017 GP, L.L.C, GV 2019, L.P., GV 2019 GP, L.P., GV 2019 GP, L.L.C., Alphabet Holdings LLC, XXVI Holdings Inc., and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, CA 94043.

(5)
Consists of (a) 20,095,149 shares of Class A common stock held directly by Mr. Fulop, (b) 628,927 shares of Class A common stock held by Bluebird Trust, (c) 628,927 shares of Class A common stock held by Khaki Campbell Trust, and (d) 628,927 shares of Class A common stock held by Red Tailed Hawk Trust. The trustee of the Bluebird Trust, Khaki Campbell Trust and Red Tailed Hawk Trust is Steve Papa. Voting and investment power over the shares held of record by the trusts is exercised by Mr. Fulop and his wife.

(6)
Consists of shares of Class A common stock subject to options held by Mr. Billow that are exercisable within 60 days of June 7, 2021.

(7)
Consists of Class A common stock subject to options held by Ms. Linardos that are exercisable within 60 days of June 7, 2021

(8)
Consists of 2,897,317 shares of Class A common stock. The business address of Mr. Hindery and RTH is 405 Lexington Avenue, 48th Floor, New York, New York 10174. The business address of HPS is 40 West 57th Street, 33rd Floor, New York, NY 10019.

(9)
Consists of (a) 39,256 shares of Class A common stock and (b) 219,819 shares of Class A common stock subject to options held by Mr. Immelt that are exercisable within 60 days of June 7, 2021.

(10)
Consists of (i) 47,811,310 shares of Class A common stock and (ii) 1,779,420 shares of Class A common stock subject to options that are exercisable within 60 days of June 7, 2021.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 63 3rd Avenue, Burlington, MA 01803 in writing not later than February 17, 2021.
Stockholders intending to present a proposal at the 2022 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting of Stockholders no earlier than February 27, 2022 and no later than March 29, 2022. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after July 27, 2022, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the 90th day prior to the 2022 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

ANNUAL REPORT ON FORM 10-K
A copy of Desktop Metal’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on June 7, 2021 without charge upon written request addressed to:
Desktop Metal, Inc.
Attention: Secretary
63 3rd Avenue
Burlington, MA 01803
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K/A at www.proxyvote.com. You also may access our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020 at https://ir.desktopmetal.com/corporate-governance.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
/s/ Meg Broderick
Meg Broderick
General Counsel and Secretary
Burlington, Massachusetts
June 17, 2021

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0 0 0 0 0 0 0 0 0 0 0 0 0000517472_1 R1.0.0.177 DESKTOP METAL, INC. 63 3RD AVENUE BURLINGTON, MA 01803 VOTE BY INTERNET - www.proxyvote.com Before the Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/26/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/DM2021 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/26/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors Nominees For Against Abstain 1A Dayna Grayson 1B Steve Papa 1C Bilal Zuberi The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 Ratification of the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 31, 2021. NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000517472_2 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com DESKTOP METAL, INC. Annual Meeting of Shareholders July 27, 2021 11:30 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Ric Fulop, Meg Broderick and James Haley, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of DESKTOP METAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 11:30 AM, EST on 7/27/2021, at the Meeting live via the Internet - please visit, www.virtualshareholdermeeting.com/DM2021 and any continuation, postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side